UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2018

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 871-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Cadence Bancorporation, a Delaware corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2018. Stockholders holding 81,056,234 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or 96.9%, of the 83,625,000 outstanding shares of Class A Common Stock as of the record date for the Annual Meeting, were present at the Annual Meeting or were represented by proxy. The Company’s stockholders voted on three matters presented at the meeting, each of which is discussed in more detail in the Company’s definitive proxy statement mailed to its stockholders on or about March 30, 2018, and which received the requisite number of votes to pass. The voting results on the proposals considered at the Annual Meeting are provided below.

Proposal 1

The voting results of the proposal to elect Paul B. Murphy as a Class I Director were as follows:

For	Against	Abstain	Broker Non-Votes
68,985,131	7,176,569	2,100,157	2,794,377

Proposal 2

The voting results of the proposal to ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year 2018 were as follows:

For	Against	Abstain	Broker Non-Votes
80,893,052	1,939	161,243	0

Proposal 3

The voting results of the proposal to approve the Employee Stock Purchase Plan proposed to be established by the Company were as follows:

For	Against	Abstain	Broker Non-Votes
78,087,112	174,106	639	2,794,377

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadence Bancorporation

Date: May 18, 2018	By:	/s/ Jerry W. Powell
	Name:	Jerry W. Powell
	Title:	Executive Vice President and General Counsel